UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

SEAGATE TECHNOLOGY PUBLIC LIMITED
COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   On April 26, 2012 (the “Effective Date”), the Board of Directors (the “Board”) of Seagate Technology plc (“Seagate” or the “Company”) appointed Jay L. Geldmacher, William T. Coleman III and Seh-Woong Jeong to serve as directors of Seagate.  Mr. Geldmacher has also been appointed to serve on the Compensation Committee of the Board and Mr. Coleman has been appointed to serve on the Audit Committee of the Board.  Each of Messrs. Geldmacher and Coleman and Dr. Jeong were appointed upon the recommendation of the Nominating and Corporate Governance Committee.

Each of Messrs. Geldmacher and Coleman has been determined by the Board to be an independent director.  Dr. Jeong, as an appointee of Samsung Electronics Co., Ltd. (“Samsung”) pursuant to the Shareholder Agreement entered into with Samsung, previously filed on August 17, 2011 as an exhibit to Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2011, was determined by the Board to be a non-independent director.  The Shareholder Agreement provides, among other things, that Samsung shall have the right to appoint one representative to the Board so long as Samsung and its affiliates hold at least 7% of Seagate’s outstanding ordinary shares.

Mr. Geldmacher, Mr. Coleman and Dr. Jeong will serve until Seagate’s next annual general meeting of shareholders (the “AGM”) when they are expected to stand for election by a vote of Seagate’s shareholders.

Mr. Geldmacher, 56, currently serves as a director of Owens-Illinois, Inc., which position he has held since 2009; he also serves as a member of the Audit Committee of Owens-Illinois. Since 2007, Mr. Geldmacher has served as Executive Vice President of Emerson Electric Company and President of Emerson Network Power’s Embedded Computing & Power Group, which designs, manufactures and distributes embedded computing and embedded power products, systems and solutions. From 2006 to 2007, he served as Group Vice President and President of Emerson Network Power’s Embedded Computing & Power Group. From 1998 to 2006, he served as President of Astec Power Solutions, an Emerson subsidiary, and from 1996 to 1998, he served as President of Astec Standard Power, another Emerson subsidiary. Mr. Geldmacher holds a bachelor of science degree from the University of Arizona and an Executive M.B.A. from the University of Chicago. He has also served on the board of the University of Arizona Business School since 2002.

Mr. Coleman, 64, has been a partner with Alsop Louie Partners, a venture capital firm that invests in early stage technology, since June of 2010. Before joining Alsop Louie, Mr. Coleman was founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation from 2003 to 2009. Mr. Coleman previously founded BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from 1995 until 2002 and Chief Executive Officer from 1995 to October 2001. Prior to BEA, Mr. Coleman held various executive management positions at Sun Microsystems, Inc. He currently sits on the board of directors of iControl, Inc., Framehawk, Inc. and Resilient Network Systems, Inc. Mr. Coleman holds a bachelor’s degree in computer science from the U.S. Air Force Academy and a master’s degree in computer science and computer engineering from Stanford University.  He also holds an honorary doctorate from the University of Colorado.

Dr. Seh-Woong Jeong, 49, is currently Executive Vice President of the Sales and Marketing team for the Systems LSI Division of Samsung, which designs and manufactures logic and analog integrated circuit devices.  Dr. Jeong has held the position of Executive Vice President of the Sales and Marketing team since 2011 and has held various other positions at Samsung since 1993. Dr. Jeong holds a bachelor of science degree in electronics engineering from Seoul National University, a master of science degree in electrical engineering from the Korea Advanced Institute of Science and Technology and a Ph.D. degree in electrical and computer engineering from the University of Colorado, Boulder.

Mr. Geldmacher and Mr. Coleman will each participate in the non-employee director compensation arrangements generally applicable to all Seagate non-employee directors. Under the terms of those arrangements as currently in effect, each will receive, among other things:  (i) an annual cash retainer of $72,000 for service on the Board, and (ii) an initial restricted share unit grant equal in number to $200,000 divided by the average closing stock price for the quarter prior to the grant and rounded to the nearest whole share, provided, however, that the initial grant shall be prorated on the basis of the number of days between the Effective Date and the AGM.  In addition, Mr. Coleman will receive $15,000 per annum for service on the Audit Committee and Mr. Geldmacher will receive a $10,000 per annum for service on the Compensation Committee.  As an appointee to the Board and an employee of a significant shareholder of Seagate, Dr. Jeong will not participate in Seagate’s non-employee director compensation arrangements.  Dr. Jeong will, however, be reimbursed for out-of-pocket expenses in connection with his service on the Board in line with Seagate’s non-employee director reimbursement policy.

In connection with the appointments, Seagate and each of Mr. Geldmacher, Mr. Coleman and Dr. Jeong will enter into a deed of indemnity, the form of which was filed with the SEC on July 29, 2010, as Exhibit 10.1 to Seagate’s Current Report on Form 8-K dated July 27, 2010.

A copy of Seagate’s press release announcing the appointment of each of Mr. Geldmacher, Mr. Coleman and Dr. Jeong is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On April 26, 2012, the Board appointed Ms. Kristen M. Onken to replace Mr. Frank J. Biondi, Jr. as Chair of the Audit Committee and appointed Mr. Biondi to replace Michael R. Cannon as Chair of the Finance Committee.  Mr. Biondi is stepping down from the Audit Committee, but will continue to serve on the Board and the Compensation and Finance Committees of the Board.

On April 26, 2012, Seagate announced that the Board has authorized the Company to repurchase an additional $2.5 billion of its outstanding ordinary shares (the “April 2012 Authorization”).  As the Company will effect share repurchases under the April 2012 Authorization, as under previously disclosed authorizations, by way of redemption in accordance with its Articles of Association, the Company is not required to post such redemptions to the Company’s website.

In addition, Seagate announced that it has terminated its Anti-Dilution Share Repurchase Program, previously authorized by the Board on January 27, 2010 and publicly announced on February 1, 2010.

A copy of Seagate’s press release announcing the new share repurchase program and the termination of the Anti-Dilution Share Repurchase Program is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated April 26, 2012, of Seagate Technology plc entitled “Jay Geldmacher, William Coleman and Seh-Woong Jeong named to Seagate Technology Board of Directors.”
99.2	Press release, dated April 26, 2012, of Seagate Technology plc entitled “Seagate Technology Announces $2.5 billion Share Repurchase Authorization.”

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about our plans, strategies and prospects for the fiscal quarter ending March 30, 2012 and beyond and whether or the magnitude and manner in which we make share redemptions. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; the risk that we will incur significant incremental costs in connection with our recently executed transaction with Samsung Electronics Co., Ltd. (“Samsung”) or that we will not achieve the benefits expected from such transaction; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 17, 2011, and in the Company’s Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 27, 2011 and February 1, 2012 which statements are incorporated into this Current Report on Form 8-K by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

Date: April 26, 2012	By:	/s/ KENNETH M. MASSARONI

	Name:	Kenneth M. Massaroni
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer